SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	001-11174 (Commission file number)	06-1340090 (I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA   91311

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  (1)                                  On March 9, 2011, the Board of Directors of MRV Communications, Inc. (the “Company”) approved an Executive Agreement, by and between its subsidiary, MRV Communications — Boston Division, Inc. (“MRV Boston”) and Barry Gorsun, providing for the compensation, severance and other terms of employment for Mr. Gorsun, who is the President of the Company’s Optical Communications Systems division.  Mr. Gorsun began his employment with MRV Boston on October 11, 2011, and received a grant of 250,000 stock options for the Company’s Common Stock upon commencement of employment.  The Executive Agreement provides for a base salary of $230,000, a target cash incentive bonus of 45% of his base salary for 2011 pursuant to the Company’s Incentive Compensation Plan, and standard benefits as provided to similarly situated executives.  Mr. Gorsun will receive a lump sum payment equal to six months base salary and payment of premiums of COBRA or its equivalent for 12 months upon termination by MRV Boston without cause or by him for good reason, as defined in the agreement.  Further, if there is a change of control of MRV Boston (as defined in the agreement), he will receive a lump sum payment equal to 12 months base salary and accelerated vesting of, and up to a three-year extended expiration period for, unvested equity grants.  Upon his termination by MRV Boston without cause or by him for good reason in the 12-month period following a change of control of MRV Boston, he shall receive a lump sum payment equal to 12 months base salary and payment of premiums of COBRA or its equivalent for 12 months.  The agreement includes, among other things, non-compete, non-solicitation and non-disparagement provisions.  The foregoing description of the agreement is not complete and is qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(2)                                  The Company’s Compensation Committee hired Farient Advisors, a compensation consultant, in order to provide a study of comparable fixed and variable compensation levels for the Company’s highly compensated employees.  The study helped the committee benchmark targets for performance-based compensation, long-term and short-term, as well as base pay.  Taking the compensation study and personal performance into account, at its March 9, 2011 meeting, the Board approved base salary increases and annual stock option grants for the Company’s Common Stock for the following officers in the following amounts:

Name	Base Salary Increase	Number of Options
Chris King	$16,100	230,000
Chief Financial Officer

Jennifer Hankes Painter	$6,900	200,000
VP, General Counsel

Blima Tuller	$47,600	40,000
VP, Finance

The base salary increases raised the annual base pay of Mr. King, Ms. Painter and Ms. Tuller to an aggregate of $246,100, $236,900 and $217,600, respectively.  Annual incentive bonus targets remained the same as the prior year.  The grant date of the stock options will be June 1, 2011, and they will vest over three years pro rata in annual installments from the first anniversary of the grant date, or upon a change of control.  The stock options will have an exercise price equal to the closing price of the Company’s Common Stock on the grant date.  A form of the stock option grant agreement that will be provided to the officers upon their grants is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K.  The foregoing description of the stock options is not complete and is qualified in its entirety by the full text of such document, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit 10.1	Executive Agreement, dated as of March 10, 2011, by and between MRV Communications — Boston Division, Inc. and Barry Gorsun

Exhibit 10.2	Form of Notice of Grant of Non-Qualified Stock Option Award for employees under the 2007 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 15, 2011

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary